Exhibit 3.40
BYLAWS
OF
HEXACOMB CORPORATION
ARTICLE I
OFFICES
The principal office of Hexacomb Corporation (the “Corporation”) in the State of Illinois shall be located in the City of Chicago and County of Cook. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.
The registered office of the Corporation required by The Illinois Business Corporation Act of 1983 (the “Act”) to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
SHAREHOLDERS
Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and place as specified by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.
Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.
Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Illinois, except as otherwise provided in Section 5 of this Article.
Section 4. Notice of Meeting. Written notice stating the place, date, and hour of the meeting, and, in the case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation's assets other than in the usual and regular course of the Corporation's business, not less than 20 nor more than 60 days before the date of meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary of the Corporation, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
Section 5. Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.
Section 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date for any such determination of shareholders, which shall not be more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days before the date of such meeting. If no such record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, or, if notice is waived, the date on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.
Section 7. Voting Lists. The officer who has charge of the transfer book for shares of the Corporation shall prepare and make, within 20 days after the record date for a meeting of shareholders or 10 days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in each shareholder's name, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
Section 8. Quorum. A majority of the outstanding shares of the Corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares so entitled to vote. If a quorum is not present, a majority of the shares so represented may adjourn the meeting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, or the Articles of Incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.
Section 9. Proxies. (a) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may appoint a proxy to act for him, her or it by signing an appointment form and delivering it to the person or persons so appointed, but no proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Every proxy shall continue in full force and effect until revoked by the shareholder executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Corporation stating that such proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.
(b) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the Corporation generally.
Section 10. Voting of Shares. Subject to the provisions of Section 12 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.
Section 11. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.
Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his or her administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
Shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.
Section 12. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.
Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 13. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
Section 14. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.
ARTICLE III
DIRECTORS
Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
Section 2. Number, Tenure and Qualifications. The authorized number of directors shall be not less than one and shall consist of such number of directors as the Board of Directors shall from time to time designate. The current number of directors shall be within the limits specified above, and as determined (or as amended from time to time) by resolution adopted by the directors without further amendment to the Bylaws. No decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders, and if directors are not elected at such meeting, each director shall hold office until the next meeting of shareholders at which directors are elected, or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, or to the President or Secretary of the Corporation. A resignation is effective when given unless the notice specifies a different date. Directors need not be shareholders of the Corporation or residents of the State of Illinois.
Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.
Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.
Section 5. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or through a commercial messenger service or mailed to each director at his or her business address, or in the case of telegraphic communication, delivered by telex, graphic scanning, facsimile (FAX) or other telegraphic communications equipment to each director. If notice is given through a commercial messenger service, such notice shall be deemed to be delivered when the notice is delivered to the commercial messenger service so addressed with all delivery charges prepaid or billed to the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegraphic communication, including telex, graphic scanning, FAX or other telegraphic communications equipment, such notice shall be deemed to be delivered upon successful transmission via telex, graphic scanning, FAX or other telegraphic communications equipment to the telex, graphic scanning, FAX or other telegraphic communications equipment located at the business address of each director, or if notice is given by telegram, when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 6. Quorum. A majority of the directors then in office, but not less than a majority of the minimum number of directors specified for the variable range of the board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof.

Section 7. Manner of Acting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where the act of a greater number is required by the Articles of Incorporation.
Section 8. Transactions Involving Interested Directors. The vote of an interested director may not be counted when the Board of Directors takes action on a transaction where a director of the Corporation is directly or indirectly a party to the transaction. The presence of a director who is directly or indirectly a party to that transaction, or who is not otherwise disinterested, may be counted in determining whether a quorum is present.
Section 9. Vacancies. Except as otherwise provided by law vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by: (a) an election at an annual meeting or at a special meeting of shareholders called for that purpose; or (b) the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected and until such director's successor is elected and qualified, or until such director's earlier resignation or removal.
Section 10. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of any committee of the Board of Directors shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.
Section 11. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board.
Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 13. Telephone Meetings. Members of the Board of Directors may participate in and act at any meeting of the Board of Directors through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.
Section 14. Committees. The Board of Directors may create one or more committees, each having one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors in the management and direction of the Corporation, provided that a committee may not (a) authorize distributions; (b) approve or recommend to shareholders any act required by the Act to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) elect or remove officers or fix the compensation of any member of the committee; (e) adopt, amend or repeal the Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale, or contract for sale, of shares except that the board may direct a committee (1) to fix the specific terms of the issuance or sale or contract for sale, including without limitation the pricing terms or the designation and relative rights, preferences, and limitations of a series of shares if the board has approved the maximum number of shares to be issued pursuant to such delegated authority or (2) to fix the price and number of shares to be allocated to particular employees under an employee benefit plan; or (i) amend, alter, repeal, or take action inconsistent with, any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee. At any meeting of a committee of the Board of Directors, a majority of the total number of members of such committee shall constitute a quorum for the transaction of business and a majority of a quorum is necessary for committee action.
ARTICLE IV
OFFICERS
Section 1. Number. The officers of the Corporation shall be as determined by the Board of Directors from time to time and may include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents, a Treasurer, one or more Vice-Presidents, a Secretary, and one or more Assistant Secretaries or other officers. Any two or more offices may be held by the same person, except the offices of President and Secretary. Notwithstanding anything to the contrary herein, the Chief Executive Officer may appoint and remove persons with titles similar to those officers of the Corporation and such persons shall not be defined as officers of the Corporation.
Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Notwithstanding anything to the contrary herein, any person appointed by the President with any title whether or not it is similar to the officers of the Corporation may be removed by the President whenever in his or her judgment the best interests of the Corporation would be served thereby.
Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
Section 5. Chairman of the Board. The Board of Directors may choose from time to time to elect a Chairman of the Board who is not to be considered an officer of the Corporation but only an officer of the Board of Directors. Whenever the Board of Directors elects a Chairman of the Board, it shall determine whether or not that person shall be considered an officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board, if he or she is the Chief Executive Officer, shall have such authority and perform such duties as are prescribed by these Bylaws and by the Board of Directors. The Chairman of the Board, if he or she is not the Chief Executive Officer, shall have such authority and perform such duties as may be prescribed by these Bylaws or the Board of Directors.
Section 6. Chief Executive Officer. The Chief Executive Officer ("CEO") shall be the most senior Officer of the Corporation, and in the recess of the Board of Directors shall have the general control and management of all the business and affairs of the Corporation. The CEO shall also exercise any further powers and perform any other duties as may from time to time be conferred upon or assigned by the Bylaws, or the Board of Directors. The CEO shall make and submit annual reports to the Board of Directors and also to the shareholders at their respective annual meetings, showing the results of operations, the current condition of the Corporation, and the future prospects for the business, property and affairs of the Corporation. The CEO shall from time to time make such recommendations to the Board of Directors and any committee as he or she thinks proper and shall bring before the Board of Directors and any committee such information as may be required, relating to the business, property and affairs of the Corporation. The CEO may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In the absence of the CEO or during any period of his or her inability or refusal to act as Chief Executive Officer, the Chief Operating Officer, if any, shall perform the duties of the CEO, or if no Chief Operating Officer has been elected, the Secretary shall perform the duties of the CEO, and when so acting, shall have all the powers and be subject to all the restrictions upon the CEO until further action of the Board of Directors electing another CEO which normally would occur within 90 days.

Section 7. President. The President, if he or she is not the CEO, shall have such authority and perform such duties as may be prescribed by these Bylaws and the CEO. The President, if he or she is the CEO, shall have such authority and perform such duties as are prescribed by these Bylaws and by the Board of Directors. The President, if he or she is not Chief Operating Officer, shall have such authority and perform such duties as may be prescribed by these Bylaws and from time to time by the CEO. The President, if he or she is the Chief Operating Officer, shall have such authority and perform such duties as are prescribed by these Bylaws and by the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. If there is no Chairman of the Board or in the absence of the Chairman of the Board or during any period of his or her inability or refusal to act as Chairman of the Board, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.
Section 8. Chief Operating Officer. The Chief Operating Officer (“COO”) shall, subject to the direction of the CEO, perform the duties associated with the day-to-day operation of the Corporation as may more particularly be prescribed by the Board of Directors from time to time. In addition, the COO may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Board of Directors, any documents which the CEO is authorized to sign. In the absence of the CEO or during any period of his or her inability or refusal to act as CEO, the COO, if any, shall perform the duties of the CEO, and when so acting, shall have all the powers and be subject to all the restrictions upon the CEO until further action of the Board of Directors electing another as CEO which normally would occur within 90 days.
Section 9. Executive Vice-President. An Executive Vice-President shall have such authority and perform such duties as may be prescribed by these Bylaws and from time to time by the CEO. An Executive Vice-President, if he or she is the COO, shall have such authority and perform such duties as are prescribed by these Bylaws and by the Board of Directors.
Section 10. Senior Vice-President. A Senior Vice-President shall have such authority and perform such duties as are prescribed by these Bylaws and by the CEO. Any Senior Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to each Senior Vice-President by the CEO.
Section 11. Chief Financial Officer. The Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; (d) disburse the funds of the Corporation as may be authorized by the Chief Executive Officer or by the Board of Directors; (e) keep full and accurate accounts of receipts and disbursements of the Corporation's assets; (f) submit financial statements to the Chief Executive Officer and the

Board of Directors; and (g) in general, perform all the duties as may from time to time be assigned to him or her by the Chief Executive Officer or by the Board of Directors. In the absence of the Chief Financial Officer, or in the event of his or her incapacity or refusal to act, or at the direction of the Chief Financial Officer, the Treasurer, or in the event of his or her incapacity or refusal to act, any other officer of the Corporation selected by the Chief Financial Officer or by the Chief Executive Officer may perform the duties of the Chief Financial Officer.
Section 12. Treasurer. The Treasurer shall have such authority and perform such duties as are prescribed by these Bylaws and from time to time by the Chief Financial Officer, the Chief Executive Officer or the Board of Directors. In the absence of the Treasurer or during any period of his or her inability or refusal to act as the Treasurer, the Chief Financial Officer, or during any period of his or her inability or refusal to act, any other officer of the Corporation selected by the Chief Financial Officer or by the Chief Executive Officer may perform the duties of Chief Financial Officer or the Treasurer.
Section 13. Vice-President. In the absence of one or more of the Senior Vice-Presidents or during any period of their inability or refusal to act as Senior Vice-President, respectively, the Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of a Senior Vice-President, and when so acting, shall have all the powers of and be subject to all the restrictions upon a Senior Vice-President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to each Vice-President by the Chief Executive Officer.
Section 14. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, an Executive Vice-President or a Vice-President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the CEO.
Section 15. Assistant Secretaries. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President, an Executive Vice-President or a Vice-President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary or by the Chairman of the Board, the CEO, the President, the COO, an Executive Vice-President.
Section 16. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. Contracts. Except as otherwise determined by the Board of Directors or provided in these Bylaws, all deeds, leases and mortgages made by the Corporation or to which the Corporation shall be a party shall be signed in its name by the President, or anyone designated by the President in writing delivered to the Secretary or Assistant Secretary, and the Secretary. All other contracts or agreements obligating the Corporation shall be signed by any officer of the Corporation or any other employee of the Corporation who is specifically authorized pursuant to the Corporation's policies set forth in the Personnel Policies and Office Procedures in effect from time to time.
Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VI
CERTIFICATES FOR SHARES OF THE CORPORATION
Section 1. Certificates Representing Shares. Certificates representing shares of the Corporation shall be signed by any one of the Chairman of the Board, the CEO, the President, the COO, an Executive Vice-President, a Senior Vice-President or a Vice-President and by the Secretary or an Assistant Secretary and may be sealed with the seal, if any, or a facsimile of the seal, if any, of the Corporation. In case the seal, if any, of the Corporation is changed after the certificate is sealed with the seal or a facsimile of the seal, if any, of the Corporation, but before it is issued, the certificate may be issued by the Corporation with the same effect as if the seal, if any, has not been changed. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or a registrar, other than the Corporation itself or its employee. In case any officer of the Corporation, or an officer or employee of the transfer agent or registrar who has signed whose facsimile signature has been placed upon such certificate ceases to be an officer of the Corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer of the Corporation, or the officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. No certificate shall be issued for any share until such share is fully paid.
Section 2. Transfers of Shares. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
ARTICLE VII
INDEMNIFICATION
Section 1. Directors and Officers. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director of officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
(c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 1 has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under paragraphs (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not attainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the shareholders.
(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as provided in this Section 1.
(f) The indemnification provided by this Section 1 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g) If the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 1.
(h) If the Corporation has paid indemnity or has advanced expenses to a director or officer, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

(i) For purposes of this Section 1, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who was a director or officer of such merging corporation, or was serving at the request of such merging corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.
(j) For purposes of this Section 1, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Section.
Section 2. Employees and Agents. The Board of Directors may, by resolution, extend the indemnification provisions of the foregoing Section 1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that her or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
ARTICLE VIII
FISCAL YEAR
The fiscal year of the Corporation shall commence on the first day of January and end on the last day in December.
ARTICLE IX
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE X
SEAL
The Board of Directors may provide a corporate seal which, if provided, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Illinois."
ARTICLE IX
WAIVER OF NOTICE
Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or alter the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XII
AMENDMENTS
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of the directors present at the meeting.